Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
July 18, 2012	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES SECOND QUARTER EARNINGS;

LOANS GROW 21%; ASSET QUALITY REMAINS STRONG,

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced quarterly earnings of $10.2 million, or $0.34 per diluted share, for the period ended June 30, 2012.  This is a 72% increase over earnings of $5.9 million, or $0.20 per diluted share, from the second quarter of last year.  On a year-to-date basis, earnings were $17.8 million, or $0.59 per diluted share through June 30, 2012, versus $11.1 million, or $0.37 per diluted share, in 2011.

Selected Highlights

•                  At June 30, 2012, total assets of the Company were $2.7 billion, an increase of 25% from total assets of $2.2 billion at June 30, 2011.

•                  Loans held for investment grew to $1.75 billion, an increase of $303 million, or 21%, compared to June 30, 2011.

•                  Asset quality continues to be strong.  Nonperforming loans remained low at 0.43% of total assets, and annualized net loan charge offs were 0.41% of average loans outstanding.  Real estate owned increased slightly to $3.1 million from $2.5 million at March 31, 2012, and the Company currently has no loans receivable past due 90 days or more.

•                  Total deposits grew to $1.99 billion, an increase of 37% compared to June 30, 2011; demand deposit account balances increased 32% year over year.

•                  The results of our mortgage banking operations were exceptional, contributing net income of $4.4 million for the current quarter as the Company was positively impacted by mortgage rates remaining near record lows, leading to a continuation of strong refinance activity and an increase in local home buying.

•                  The Company’s tax equivalent net interest margin decreased to 3.57% for the current quarter, down from 3.71% for the previous quarter and 3.84% for the year ago quarter.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.32%.

Income Statement Review

Net Interest Income

Compared to the year ago quarter, net interest income for the second quarter of 2012 increased 15% to $21.4 million from $18.7 million.  Tax equivalent net interest margin for the three months ended June 30, 2012 decreased to 3.57% from 3.84% a year ago and from 3.71% for the first quarter of 2012.  Comparing the current quarter to the first quarter of 2012, average loan balances increased $45 million, the average loan yield decreased 0.05%, the average yield on all earning assets decreased 0.13% and the average costs of interest-bearing liabilities increased 0.03%.  The yield on earning assets decreased as the Company’s average short term investments increased $70.6 million in anticipation of upcoming funding requirements associated with its mortgage banking activities. Interest bearing liability rates increased primarily due to the success of the Company’s high yield “First Choice” checking campaign that began early in 2012.  This promotion attracted approximately 2,200 new accounts and over $173 million in deposits.

Provision for Loan Losses

The allowance for loan losses was 1.52% of loans outstanding at June 30, 2012 compared to 1.56% at June 30, 2011.  The provision for loan losses was $2.2 million for the current quarter versus $750,000 for the second quarter of last year.  The Company’s nonperforming loans stood at 0.43% of total assets at June 30, 2012 compared to 0.53% at March 31, 2012 and 0.42% at June 30, 2011.  Year-to-date 2012 net loan charge-offs totaled $3.6 million compared to $3.4 million for the first six months of 2011.  There were no loans receivable past due 90 days or more and early stage loan delinquencies at 30-89 days past due at June 30, 2012 totaled $340,000.

Non-Interest Income

Commercial Banking:  Non-interest income was $1.0 million for the current quarter compared to $1.3 million for the year ago quarter ended June 30, 2011. For the six months ended June 30, 2012 and 2011, non-interest income was $1.3 million and $2.1 million, respectively.  For the three month comparable periods, deposit fees and loan fees increased $40,000 and $162,000, respectively.  For the six month comparable periods, deposit and loan fees increased $72,000 and $312,000, respectively.  These increases were offset by fewer gains realized from the sale of investment securities of $423,000 and $826,000 during the three and six month periods last year.

Mortgage Banking:  Mortgage banking activities continued to be strong.  Gains on sales of mortgage loans totaled $13.5 million for the second quarter of 2012 which consisted of realized gains of $6.9 million and unrealized gains of $6.6 million resulting from its locked commitments and closings.  This compares to $4.3 million for the year ago quarter of 2011, which included realized gains of $2.9 million and unrealized gains of $1.4 million.  For the year ended June 30, 2012, gains on sales of mortgage loans totaled $20.4 million, comprised of $12.0 million in realized gains and $8.4 million in unrealized gains.  For year-to-date 2011, gains on sales of mortgage loans totaled $7.4 million which included realized gains of $5.1 million and unrealized gains of $2.3 million.  For the current quarter and year to date 2012, the Company closed $1.4 billion and $2.8 billion, respectively, of loans for itself and on behalf of its managed mortgage company affiliates.  This compares to $722 million and $1.2 billion during the same year ago time periods.  Refinance activity represented approximately 50% of the originations during the second quarter of 2012, a decrease from over 65% experienced during the two previous quarters.  Title insurance and other income increased $262,000 and $497,000 for the three and six months ended June 30, 2012 compared to the same periods of 2011.  Managed mortgage company affiliate fee income increased $200,000 and $910,000 for the three and six months ended 2012 over the year ago three and six month periods.

Non-Interest Expense

Commercial Banking:  Non-interest expense was $10.2 million for the current quarter compared to $10.4 million for the year ago quarter ended June 30, 2011. For the respective six month periods ended June 30, 2012 and 2011, non-interest expense was $21.8 million and $19.4 million. This has partially resulted from changes in personnel cost due to salary and incentive adjustments and due to increases in the number of employees hired to support the Bank’s growth.  Marketing expenses increased approximately $407,000 and $910,000 for the three and six months ended June 30, 2012 compared to the year ago three and six month periods primarily due to advertising associated with the Company’s high yield “First Choice” checking campaign.

Mortgage Banking:  For the three months ended June 30, 2012, non-interest expense increased to $8.7 million compared to $3.8 million for the quarter ended June 30, 2011. For the respective six month periods ended June 30, 2012 and 2011, non-interest expense was $13.6 million and $7.1 million, representing an increase of $6.5 million.  For the three and six month comparable periods, salary, benefits and incentive expenses increased approximately $3.7 million and $4.5 million, respectively, as total employees increased to 297 at June 30, 2012 from 197 a year ago, which includes over 60 new loan officers that assisted with the dramatic increase in production mentioned above.  Occupancy expense increased $239,000 and $451,000 for the three and six months ended June 30, 2012 versus the comparable periods of 2011 as a result of opening seven new locations since early 2011 for the new loan officers and their staff.  The Company now has 15 mortgage banking offices. Other expense increases are primarily volume related.

Review of Balance Sheet

At June 30, 2012, total assets of the Company were $2.7 billion, an increase of 25% from total assets of $2.2 billion at June 30, 2011. Loans held for investment grew 21% to over $1.7 billion at June 30, 2012, from $1.4 billion at June 30, 2011.  During this period, the Bank’s investment portfolio decreased slightly to $313 million compared to $357 million a year ago. Loans held for sale were $519 million compared to $249 million at June 30, 2011.

The Bank’s asset growth was primarily funded by a 37% increase in deposits, which grew $542 million and totaled $1.99 billion at June 30, 2012 compared to $1.45 billion a year earlier.  The deposit growth primarily resulted from the previously mentioned checking campaign.  Additionally, the Company added approximately $155 million in traditional, longer term brokered CDs to establish permanent funding for the recent growth in loans held for investment.  Demand deposit account balances increased 32% year over year, reflecting the Bank’s continued focus on generating lower funding costs.

Other Information

With respect to the previously disclosed matter involving the U.S. Department of Justice (the “DOJ”), the Company disclosed on May 14, 2012 that the DOJ has determined that it will not file a lawsuit at this time alleging that Cardinal Bank or George Mason Mortgage, LLC violated either the Fair Housing Act or the Equal Credit Opportunity Act. No further action on this matter is required by the Company and there were no requirements or effect on the Company associated with the resolution of this matter.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce another solid quarter for Cardinal with strong balance sheet growth and earnings.  Our Company’s loan portfolio growth and our mortgage banking production continued to be exemplary. Loan losses remained minimal as we maintain our ‘conservative on risk’ philosophy.  We are also excited to welcome 1,700 new customers to our bank as a result of our First Choice Checking campaign.

Moving forward, our Company will continue to concentrate on gaining core market share and increasing franchise value for shareholders.  We remain committed to building a great financial services company for our employees, clients, shareholders and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.71 billion at June 30, 2012, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with 15 offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

June 30, 2012,  December 31, 2011 and June 30, 2011

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	June 30, 2012	December 31, 2011	June 30, 2011	Current Year	Year Over Year
Cash and due from banks	$13,257	$16,745	$16,846	-20.8%	-21.3%
Federal funds sold	16,164	20,394	6,208	-20.7%	160.4%

Investment securities available-for-sale	297,826	295,560	339,020	0.8%	-12.2%
Investment securities held-to-maturity	12,236	12,918	15,601	-5.3%	-21.6%
Investment securities — trading	2,969	2,065	2,291	43.8%	29.6%
Total investment securities	313,031	310,543	356,912	0.8%	-12.3%

Other investments	15,534	17,120	16,457	-9.3%	-5.6%
Loans held for sale	519,349	529,500	248,649	-1.9%	108.9%

Loans receivable, net of fees	1,748,715	1,631,882	1,445,921	7.2%	20.9%
Allowance for loan losses	(26,660)	(26,159)	(22,626)	1.9%	17.8%
Loans receivable, net	1,722,055	1,605,723	1,423,295	7.2%	21.0%

Premises and equipment, net	19,123	19,302	17,705	-0.9%	8.0%
Goodwill and intangibles, net	10,391	10,490	10,589	-0.9%	-1.9%
Bank-owned life insurance	35,497	35,154	34,744	1.0%	2.2%
Prepaid FDIC insurance premiums	2,771	3,350	3,430	-17.3%	-19.2%
Other real estate owned	3,126	3,046	719	2.6%	334.8%
Other assets	43,872	31,349	29,393	39.9%	49.3%

TOTAL ASSETS	$2,714,170	$2,602,716	$2,164,947	4.3%	25.4%

Non-interest bearing deposits	$303,138	$263,752	$230,431	14.9%	31.6%
Interest bearing deposits	1,686,352	1,511,508	1,217,384	11.6%	38.5%
Total deposits	1,989,490	1,775,260	1,447,815	12.1%	37.4%

Other borrowed funds	352,399	510,385	444,930	-31.0%	-20.8%
Mortgage funding checks	50,088	25,989	11,634	92.7%	330.5%
Escrow liabilities	3,409	4,095	2,057	-16.8%	65.7%
Other liabilities	42,362	29,170	20,981	45.2%	101.9%

Shareholders’ equity	276,422	257,817	237,530	7.2%	16.4%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,714,170	$2,602,716	$2,164,947	4.3%	25.4%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Six Months Ended June 30, 2012 and 2011

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change
Net interest income	$21,441	$18,663	14.9%	$43,179	$36,324	18.9%
Provision for loan losses	(2,225)	(750)	196.7%	(4,123)	(1,860)	121.7%
Net interest income after provision for loan losses	19,216	17,913	7.3%	39,056	34,464	13.3%

Service charges on deposit accounts	473	433	9.2%	918	846	8.5%
Loan fees	441	279	58.1%	825	513	60.8%
Title insurance & other income	506	244	107.4%	964	467	106.4%
Investment fee income	649	711	-8.7%	1,262	1,259	0.2%
Realized and unrealized gains on mortgage banking activities	13,513	4,301	214.2%	20,395	7,392	175.9%
Management fee income	883	683	29.3%	1,892	982	92.7%
Income from bank owned life insurance	171	207	-17.4%	343	387	-11.4%
Net realized gains (losses) on investment securities	(29)	425	-106.8%	158	876	-82.0%
Loss on sale of real estate	—	—	0.0%	(473)	—	-100.0%
Other non-interest loss	(44)	(9)	388.9%	(40)	(3)	1233.3%
Total non-interest income	16,563	7,274	127.7%	26,244	12,719	106.3%

Net interest income and non-interest income	35,779	25,187	42.1%	65,300	47,183	38.4%

Salaries and benefits	10,872	7,900	37.6%	20,384	14,553	40.1%
Occupancy	1,751	1,414	23.8%	3,460	2,886	19.9%
Depreciation	643	760	-15.4%	1,244	1,216	2.3%
Data processing & communications	1,031	924	11.6%	2,197	1,843	19.2%
Professional fees	832	946	-12.1%	1,571	1,478	6.3%
FDIC insurance assessment	326	610	-46.6%	653	1,244	-47.5%
Mortgage loan repurchases and settlements	185	400	-53.8%	300	500	-40.0%
Loss on extinguishment of debt	—	—	0.0%	—	450	-100.0%
Other operating expense	4,731	3,330	42.1%	8,642	6,253	38.2%
Total non-interest expense	20,371	16,284	25.1%	38,451	30,423	26.4%
Net income before income taxes	15,408	8,903	73.1%	26,849	16,760	60.2%
Provision for income taxes	5,257	2,998	75.4%	9,045	5,634	60.5%
NET INCOME	$10,151	$5,905	71.9%	$17,804	$11,126	60.0%

Earnings per common share - basic	$0.34	$0.20	70.4%	$0.60	$0.38	58.5%

Earnings per common share - diluted	$0.34	$0.20	70.7%	$0.59	$0.37	58.9%

Weighted-average common shares outstanding - basic	29,639,938	29,382,149	0.9%	29,612,979	29,337,032	0.9%

Weighted-average common shares outstanding - diluted	30,103,480	29,884,189	0.7%	30,043,009	29,841,614	0.7%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Income Statements:
Interest income	$27,582	$24,517	$55,252	$48,302
Interest expense	6,141	5,854	12,073	11,978
Net interest income	21,441	18,663	43,179	36,324
Provision for loan losses	2,225	750	4,123	1,860
Net interest income after provision for loan losses	19,216	17,913	39,056	34,464
Non-interest income	16,563	7,274	26,244	12,719
Non-interest expense	20,371	16,284	38,451	30,423
Net income before income taxes	15,408	8,903	26,849	16,760
Provision (benefit) for income taxes	5,257	2,998	9,045	5,634
Net income	$10,151	$5,905	$17,804	$11,126

Per Common Share Data:
Basic net income	$0.34	$0.20	$0.60	$0.38
Fully diluted net income	0.34	0.20	0.59	0.37
Book value	9.45	8.21	9.45	8.21
Tangible book value (1)	8.62	7.58	8.62	7.58
Common shares outstanding			29,253	28,932

Performance Ratios:
Return on average assets	1.59%	1.14%	1.42%	1.08%
Return on average equity	14.78%	9.99%	13.18%	9.59%
Net interest margin (2)	3.57%	3.84%	3.64%	3.75%
Efficiency ratio (3)	53.60%	62.78%	55.39%	62.03%
Non-interest income to average assets	2.60%	1.41%	2.09%	1.24%
Non-interest expense to average assets	3.20%	3.15%	3.06%	2.96%

Mortgage Banking Select Data:
$ of loans closed - George Mason Mortgage	$890,017	$357,830	$1,638,064	$596,133
$ of loans closed - Managed Mortgage Company Affiliates	505,219	364,444	1,168,754	598,869
Total	1,395,236	722,274	2,806,818	1,195,002

# of loans closed - George Mason Mortgage	2,666	1,024	4,859	1,764
# of loans closed - Managed Mortgage Company Affiliates	1,336	919	3,103	1,598
Total	4,002	1,943	7,962	3,362

Refi % of loans closed - George Mason Mortgage	52%	27%	60%	33%
Refi % of loans closed - Managed Mortgage Company Affiliates	46%	19%	56%	23%
Total	50%	23%	58%	28%

$ of loan applications - George Mason Mortgage	$1,258,000	$490,000	$2,308,000	$887,000
$ of loan applications - Managed Mortgage Company Affiliates	652,000	497,000	1,427,000	976,000
Total	1,910,000	987,000	3,735,000	1,863,000

Locked Pipeline at period end - George Mason Mortgage			$473,255	$151,490

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.41%	0.49%
Total nonaccrual loans			$11,536	$9,145
Real estate owned			$3,126	$719
Nonperforming loans to loans receivable, net of fees			0.66%	0.63%
Nonperforming loans to total assets			0.43%	0.42%
Nonperforming assets to total assets			0.54%	0.46%
Total loans receivable past due 30 to 89 days			$340	$—
Total loans receivable past due 90 days or more			$—	$—
Allowance for loan losses to loans receivable, net of fees			1.52%	1.56%
Allowance for loan losses to nonperforming loans			231.10%	247.41%

Capital Ratios:
Tier 1 risk-based capital			11.74%	12.46%
Total risk-based capital			12.92%	13.67%
Leverage capital ratio			10.57%	11.42%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 35% for 2012 and 2011.

(3) Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2012 and 2011

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2012		June 30, 2011		June 30, 2012		June 30, 2011
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$227,242	4.02%	$189,683	4.50%	$238,039	4.12%	$187,640	4.47%
Real estate - commercial	745,343	5.42%	641,619	6.01%	741,280	5.47%	635,671	5.99%
Real estate - construction	322,140	5.45%	245,202	5.39%	313,254	5.35%	243,220	5.46%
Real estate - residential	259,044	4.85%	212,046	5.09%	238,050	4.94%	213,655	5.15%
Home equity lines	120,038	3.74%	123,013	3.71%	120,653	3.72%	122,331	3.71%
Consumer	2,935	5.48%	3,162	5.08%	2,994	5.24%	3,090	5.29%
Total loans	1,676,742	5.03%	1,414,725	5.37%	1,654,270	5.05%	1,405,607	5.38%

Loans held for sale	345,951	4.16%	166,131	4.56%	371,759	4.11%	137,661	4.64%
Investment securities - available-for-sale (1)	266,377	4.39%	336,561	4.39%	268,323	4.41%	333,497	4.40%
Investment securities - held-to-maturity	12,387	2.56%	16,007	2.69%	12,576	2.60%	18,343	2.86%
Other investments	16,332	1.51%	15,721	0.80%	16,394	1.35%	15,724	0.80%
Federal funds sold (1)	109,077	0.24%	19,834	0.22%	73,756	0.24%	48,547	0.24%
Total interest-earning assets	2,426,866	4.58%	1,968,979	5.03%	2,397,078	4.65%	1,959,379	4.98%

Non-interest earning assets:
Cash and due from banks	15,422		14,316		16,087		14,465
Premises and equipment, net	18,673		17,504		18,466		17,126
Goodwill and intangibles, net	10,419		10,616		10,445		10,642
Accrued interest and other assets	103,100		82,921		100,949		81,163
Allowance for loan losses	(26,894)		(24,695)		(26,978)		(24,656)

TOTAL ASSETS	$2,547,586		$2,069,641		$2,516,047		$2,058,119

Interest-bearing liabilities:
Interest checking	$292,467	1.04%	$136,053	0.19%	$237,823	0.88%	$133,708	0.19%
Money markets	278,168	0.36%	164,827	0.41%	230,755	0.38%	158,092	0.42%
Statement savings	216,689	0.31%	241,493	0.36%	217,194	0.34%	248,344	0.36%
Certificates of deposit	812,593	1.30%	656,591	1.75%	890,161	1.24%	656,678	1.79%
Total interest-bearing deposits	1,599,917	0.96%	1,198,964	1.11%	1,575,933	0.94%	1,196,822	1.13%

Other borrowed funds	316,301	2.96%	370,220	2.75%	329,388	2.87%	367,023	2.88%
Total interest-bearing liabilities	1,916,218	1.29%	1,569,184	1.50%	1,905,321	1.27%	1,563,845	1.54%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	321,424		242,366		306,542		237,785
Other liabilities	35,133		21,759		34,095		24,541

Shareholders’ equity	274,811		236,332		270,089		231,948

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,547,586		$2,069,641		$2,516,047		$2,058,119

NET INTEREST MARGIN (1)		3.57%		3.84%		3.64%		3.75%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 35% for 2012 and 2011.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Six Months Ended June 30, 2012 and 2011

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended June 30, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$21,056	$593	$—	$(208)	$—	$21,441
Provision for loan losses	2,225	—	—	—	—	2,225
Non-interest income	1,009	14,936	649	(24)	(7)	16,563
Non-interest expense	10,186	8,684	596	912	(7)	20,371
Provision for income taxes	3,193	2,448	16	(400)	—	5,257
Net income (loss)	$6,461	$4,397	$37	$(744)	$—	$10,151

Average Assets	$2,553,766	$347,048	$556	$283,807	$(637,591)	$2,547,586

At and for the Three Months Ended June 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$18,291	$575	$—	$(203)	$—	$18,663
Provision for loan losses	750	—	—	—	—	750
Non-interest income	1,300	5,268	711	6	(11)	7,274
Non-interest expense	10,359	3,821	690	1,425	(11)	16,284
Provision for income taxes	2,838	722	5	(567)	—	2,998
Net income (loss)	$5,644	$1,300	$16	$(1,055)	$—	$5,905

Average Assets	$2,060,008	$161,130	$604	$250,904	$(403,052)	$2,069,594

At and for the Six Months Ended June 30, 2012:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$42,357	$1,239	$—	$(417)	$—	$43,179
Provision for loan losses	3,865	258	—	—	—	4,123
Non-interest income	1,343	23,487	1,263	167	(16)	26,244
Non-interest expense	21,760	13,593	1,253	1,861	(16)	38,451
Provision for income taxes	5,894	3,888	2	(739)	—	9,045
Net income (loss)	$12,181	$6,987	$8	$(1,372)	$—	$17,804

Average Assets	$2,524,295	$371,186	$566	$283,440	$(663,440)	$2,516,047

At and for the Six Months Ended June 30, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$35,728	$1,000	$—	$(404)	$—	$36,324
Provision for loan losses	1,860	—	—	—	—	1,860
Non-interest income	2,076	8,909	1,259	58	(33)	12,269
Non-interest expense	19,354	7,073	1,463	2,116	(33)	29,973
Provision for income taxes	5,530	1,011	(71)	(836)	—	5,634
Net income (loss)	$11,060	$1,825	$(133)	$(1,626)	$—	$11,126

Average Assets	$2,047,850	$136,500	$590	$252,146	$(378,967)	$2,058,119